CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement"), which includes Exhibits A and B hereto which are incorporated herein by this reference, is entered into by and between DAY RUNNER, INC., a Delaware corporation (the "Company"), and ALAN
R. RACHLIN, a resident of Virginia who is operating a consulting business as a sole proprietorship ("Consultant"), and shall be effective as of April 22, 1997 (the "Effective Date").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

         1. CONSULTANCY. The Company hereby retains Consultant, and Consultant hereby accepts such retention, upon the terms and subject to the conditions set forth herein, commencing as of April 22, 1997 and continuing through and including April 21, 1999 (the "Term"). Consultant shall render such services to the Company as an independent contractor, and not as an employee, agent, joint venturer or otherwise. Although Consultant is an attorney, it is understood that such services shall be rendered as a consultant to, and not as an attorney for, the Company. By executing this Agreement, the parties hereto acknowledge and agree that (i) the Consulting Agreement between the Company and Consultant effective as of July 28, 1995 the "1995 Consulting Agreement") shall terminate effective as of the Effective Date and (ii) the warrants to purchase 25,000 shares of the Company's Common Stock issued to Consultant pursuant to the terms of the 1995 Consulting Agreement have vested as to all such 25,000 shares and are exercisable in full.

         2. DUTIES. Consultant shall make himself available during the Term to advise the Chief Executive Officer and such Company employees as he designates with regard to such strategic business issues and projects as he shall select, including, without limitation, those relating to new or existing business development, strategic and tactical planning, corporate finance or business aspects of potential securities or other legal matters. Time devoted to Consultant's duties as a member of the Company's Board of Directors and committees thereof shall not be considered as consulting services under this Agreement. The Company shall be entitled to require Consultant to make himself available up to 60 days during the Term (but not more than 10 days in any single month) for the performance of consulting services hereunder at such times and places as are mutually satisfactory to the Company and Consultant. Consultant will travel to the Company's principal offices as necessary to meet with management but will not otherwise be required to perform any of his duties outside of Virginia.

         3. COMPENSATION. In consideration for his agreement herein to render consulting services to the Company, the Company agrees to issue to Consultant as of the Effective Date the warrants in the form attached hereto as Exhibit A (the "Warrants") and shall use reasonable efforts to cause the securities issuable upon exercise thereof to be registered under the Securities Act of 1933 during the period they are exercisable. If Consultant performs greater than 60 days of consulting services during the Term at the CEO's request, Consultant shall be compensated in cash at the rate of $2,500 per each such day in excess of 60 days.

         4. EXPENSES. Any and all expenses incurred by Consultant in rendering consulting services hereunder shall be borne by Consultant, such expenses to include travel within the Virginia-Washington D.C.-area, secretarial support (unless provided with the CEO's permission by an employee of the Company), office supplies, telephone (unless long distance), overhead, meals, market research, seminars, textbooks and computer time. The Company shall pay all its own expenses incurred by it in connection with such consulting and shall reimburse Consultant for all long distance telephone charges and expenses for travel (including transportation, hotel, meals and other reasonable charges resulting from such travel) outside of the Virginia-Washington D.C.- area and for such other expenses as are authorized by the CEO as appropriate for reimbursement.

         5. TERMINATION. Consultant's retention hereunder shall continue during the Term unless earlier terminated by Consultant's death or by lawful termination of this Agreement after breach hereof by Consultant. Neither party may terminate this Agreement for breach except after providing written notice to the other of the alleged breach (specifically describing therein in full detail the basis for such alleged breach) and allowing 30 days after such notice for the other party to cure such breach or cease breaching the Agreement.

          6. CONFIDENTIALITY. Consultant shall execute on the date hereof and send to the Company the Confidentiality Agreement attached hereto as Exhibit B (the "Confidentiality Agreement").

         7.   MISCELLANEOUS.

          7.1 Notices. Except as otherwise noted herein, all notices pursuant to this Agreement shall be in writing, shall specifically reference this Agreement and shall be deemed duly sent and given upon actual delivery to and receipt by the relevant party (which in the case of the Company, shall be the CEO).

          7.2 Legal Advice and Construction of Agreement. Both parties hereto have received independent legal advice with respect to, and neither has relied upon the other (or his or its advisors) in, entering into this Agreement.

          7.3 Entire Agreement. This Agreement, the Confidentiality Agreement and the Warrants constitute a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

          7.4 Amendment and Waiver. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by both parties hereto.

          7.5 Specific Performance. Each party hereto may obtain specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

          7.6 Virginia Law. This Agreement was negotiated and delivered within the Commonwealth of Virginia and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal (and not the conflict of laws) laws of Virginia applicable to the construction and enforcement of contracts between parties resident in Virginia which are entered into and fully performed in Virginia. Any action or proceeding arising out of, relating to or concerning this Agreement shall be filed in the state courts of the County of Fairfax, Commonwealth of Virginia or in a U.S. District Court in the Eastern District of Virginia. The parties hereby waive the right to object to such location on the basis of venue.

          7.7 Attorney's Fees. In the event a lawsuit is instituted by either party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including the reasonable fees, costs and expenses of appeals), in addition to whatever damages or other relief the injured party is otherwise entitled to under law or equity.

          7.8 Force Majeure. Neither party hereto shall be deemed in default if its/his performance of obligations hereunder is delayed or becomes impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

          7.9 Successors and Assigns. Neither party may assign this Agreement or any of its/his rights or obligations hereunder to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the nonassigning party, which consent may be given or withheld by such nonassigning party in the sole exercise of its/his discretion, except that the Company may assign this Agreement to a corporation acquiring: (1) 50% or more of the Company's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of the Company in a single transaction; and except that Consultant may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment or attempted assigned shall be null and void. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective lawful successors and permitted assigns.

          7.10 Limitation of Damages. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages, proximately caused by the breach and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

          7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

DAY RUNNER, INC.                                     ALAN R. RACHLIN


By:/s/ Mark Vidovich                            By: /s/ Alan R. Rachlin
   -------------------------------------        -----------------------------
    Mark Vidovich, Chief Executive Officer          Alan R. Rachlin

Date:  April 22, 1997                              Date:  April 22, 1997

                                    EXHIBIT A

                        WARRANTS TO PURCHASE COMMON STOCK
                                       OF
                                DAY RUNNER, INC.



         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              Warrants to Purchase
                          25,000 Shares of Common Stock


                                DAY RUNNER, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                            Void after April 21, 2007


         THE WARRANTS evidenced by this certificate have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         THIS CERTIFICATE evidences the right of Alan R. Rachlin to purchase 25,000 shares of Common Stock, without par value (the "Shares"), of Day Runner, Inc., a Delaware corporation (the "Company"), at the Warrant Price (as defined below), subject, however, to the terms and conditions hereinafter set forth.

         1. Term of Warrants. The Warrants may be exercised only during the period commencing on May 22, 1997 through the close of business on April 21, 2007 (the "Warrant Term"), and may be exercised only in accordance with the terms and conditions hereinafter set forth.

         2.       Exercise of Warrants.

                  (a) Right to Exercise. The Warrants shall vest and become exercisable cumulatively in 24 equal monthly installments, as long as the Consulting Agreement between the Company and Alan R. Rachlin ("Consultant") effective as of April 22, 1997 (the "Consulting Agreement") has not terminated, with the first monthly installment vesting on May 22, 1997 and one additional monthly installment vesting on the 22nd day of each of the 23 calendar months thereafter; provided, however, that notwithstanding the foregoing, in the event that Consultant has performed a total of:

     (i) 30 days of consulting services under the Consulting Agreement prior to April 22, 1998, then (A) the Warrants shall vest and become exercisable immediately as to such number of additional shares as shall make the Warrants then vested and exercisable as to a total of 12,500 shares less that number of shares, if any, previously issued upon exercise of the Warrants, and (B) the Warrants as to the remaining 12,500 shares subject thereto, subject to earlier vesting as provided in subpart (ii) of this Section 2(a), shall vest and become exercisable in 12 equal monthly installments, as long as the Consulting Agreement has not terminated, with the first such monthly installment vesting on May 22, 1998 and one additional monthly installment vesting on the 22nd day of each of the 11 calendar months thereafter; or

     (ii) 60 days of consulting services under the Consulting Agreement prior to April 22, 1999, then the Warrants shall vest and become exercisable immediately as to all remaining shares as to which the Warrants are not then vested.

                  (b) Method of Exercise; Payment; Issuance of New Warrants; Transfer and Exchange. The Warrants may be exercised by the holder of the Warrants, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by certified or cashier's check of the then applicable Warrant Price. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to the holder of the Warrants within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to the holder within such time. All such new certificates shall be dated the date hereof and shall be identical with this Certificate except as to the number of Shares issuable pursuant thereto.

                  (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require the holder of the Warrants to make such representations and warranties to the Company as may be required by applicable law or regulation.

         3. Stock Fully Paid; Reservations of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of Shares as are issuable upon the exercise of the Warrants.

          4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the holder of the Warrants, at the last address of the holder appearing on the books of the Company, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase. Notwithstanding anything in this Section 4(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect and those Warrants which are unexercised shall expire on the completion of such Reorganization if upon the completion of any such Reorganization the stockholders of the Company immediately prior to such event do not own at least 50% of the equity interest of the corporation resulting from such Reorganization, the notice required by Section 4(e) hereof has been duly given and the Warrants were fully exercisable at the time such notice was provided.

                  (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

                  (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

                           (i)  Stock  Dividends.  Entitling  them to receive a
dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of
shares  of  Common  Stock  outstanding  immediately  after such  dividend   or
distribution; or

                           (ii)     Distribution  of  Assets,  Securities,  etc.
Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the holder of the Warrants shall, upon the exercise thereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

                  (e)      Notice.  In case at any time:

                           (i)      The Company shall pay any  dividend  payable
in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

                           (ii)     The Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii)    There shall be any  reclassification  of the
Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                           (iv)     There shall be a voluntary or involuntary
dissolution,  liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of the Warrants at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common
Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holder of the Warrants at the address of the holder as shown on the books of the Company.

                  (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Shares purchasable on its exercise. The Warrant Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

         5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

         6. Transfer and Exchange of Warrants. Subject to the terms hereof, including, without limitation, Section 7, the Warrants and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by the registered holder hereof in person or by its duly authorized attorney, upon surrender of the Warrants properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of the Warrants, by taking or holding the same, consents and agrees that the Warrants when endorsed in blank shall be deemed negotiable and that when the Warrants shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with the Warrants, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

                  The Warrants are exchangeable at such office for Warrants for the same aggregate number of shares of Common Stock, all new Warrants to represent the right to purchase such number of shares as the holder hereof shall designate at the time of such exchange.

         7. Restrictions on Transfer of Warrants. The holder of the Warrants, by acceptance hereof, agrees that, absent an effective notification under Regulation A or a registration statement, in either case under the Securities Act of 1933, covering the disposition of the Warrants or Common Stock issued or issuable upon exercise hereof, such holder will not sell, transfer, pledge or hypothecate any or all of such Warrants or Common Stock, as the case may be, unless such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and applicable state securities laws, and such holder consents to the Company making a notification on its records or giving instructions to any transfer agent of the Warrants or such Common Stock in order to implement such restriction on transferability.

         8. No Rights as Shareholder. The holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on such holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

         9.       Definitions.  As used in this Certificate:

                  (a)  "Warrants" shall mean the rights evidenced by this
                        Certificate.

                  (b) "Warrant Price" shall mean the per share closing sales price of the Company's Common Stock as quoted on The Nasdaq Stock Market on April 22, 1997, as adjusted in accordance with Section 4 hereof.

                  Dated as of April 22, 1997.

                                                           DAY RUNNER, INC.


                                                     By: /s/Mark Vidovich
                                                         ----------------------
                                                         Mark Vidovich,
                                                         Chief Executive Officer

Attest:


By:  /s/ Dennis K. Marquardt
     ------------------------
         Dennis K. Marquardt

                                DAY RUNNER, INC.

                                SUBSCRIPTION FORM

         (To be completed and signed only upon exercise of the Warrants)


TO:      Day Runner, Inc.
         15295 Alton Parkway
         Irvine, CA  92718

         Attention:  Secretary


         The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and to purchase * shares of Day Runner, Inc. Common Stock pursuant to the terms and conditions thereof, and herewith tenders a check in the amount of $_________ in full payment of the purchase price for such shares, and requests that the certificate(s) for such shares be issued in the name of and delivered to:

                         (Please print name and address)


                           ------------------------------------

                           ------------------------------------

                           ------------------------------------

                           ------------------------------------


Dated: __________________            Signature:________________________



---------------------

         *Insert here the number of shares called for on the face of the Warrants (or in the case of partial exercise, that portion as to which the Warrants are being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.

                                    EXHIBIT B

                            CONFIDENTIALITY AGREEMENT


          AGREEMENT,  dated  and made  effective  as of this  22nd day of April,
     1997,   by  and   between  Day  Runner,   Inc.,   a  Delaware   corporation
     ("Discloser"), and Alan R. Rachlin, a Virginia resident ("Disclosee");

         WHEREAS, Discloser intends to provide Disclosee with certain data and other information possibly of a confidential or proprietary nature to Discloser; and

         WHEREAS, Discloser considers certain of this information confidential but is willing to provide such information to Disclosee on a confidential basis;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. For purposes of this Agreement, the term "Confidential Information" shall mean that information of Discloser which is disclosed to Disclosee under the Consulting Agreement, effective as of the date hereof by and between the Discloser and Disclosee and which is in written, graphic, recorded, photographic or any machine readable form, and which is conspicuously marked as confidential.

         2. (a) Disclosee will use such Confidential Information for his own use only and shall use the same degree of care he uses to protect and safeguard the confidentiality of his own proprietary information to not disclose such Confidential Information to any person or persons other than his attorneys or accountants. Disclosee covenants that such degree of care is reasonably designed to protect the confidentiality of Disclosee's proprietary and confidential information.

                  (b) Disclosee shall not be liable for disclosure of any such Confidential Information if the same:

                           (i) was in the public domain at the time it was disclosed;

                           (ii) was known to Disclosee prior to the time of disclosure;

                           (iii) is disclosed with the prior written approval of Discloser;

                           (iv) is or becomes publicly known through no wrongful act of Disclosee;

                           (v) is disclosed after two years from the date of this Agreement;

                           (vi) was or is independently developed by Disclosee without any use of the Confidential Information;

                           (vii) becomes known to Disclosee from a source other than Discloser without breach of this Agreement by Disclosee;

                           (viii) is or has been furnished by Discloser to others not in a confidential relationship with Discloser without restrictions similar to or stricter than those herein on the right of the receiving party to use or disclose;

                           (ix) is received by Disclosee after written notification to Discloser that Disclosee will not accept any further information;

                           (x) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; or

                           (xi) is disclosed pursuant to litigation involving Disclosee and relating to the information disclosed hereunder.

                  (c) In the event of a disclosure under subsection (b)(x) above, Disclosee shall give Discloser written notice of such order or requirement as soon as practicable prior to disclosure of the Confidential Information.

          3. The provisions of this Agreement shall supersede the provisions of any legends which may be affixed to any Confidential Information provided by Discloser to Disclosee.

         4. This document contains the entire agreement between the parties as to the subject matter hereof and supersedes any previous or contemporaneous understandings, commitments or agreements, oral or written, as to such subject matter. This Agreement can only be amended by a written document executed by the parties hereto.

          5. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above-written.

                                               Understood and Agreed:

"Discloser"                                    "Disclosee"

DAY RUNNER, INC.                                ALAN R. RACHLIN



By: /s/ Mark Vidovich                   Signature: /s/ Alan R. Rachlin
--------------------------------------  ------------------------------
     Mark Vidovich                            Alan R. Rachlin